AMENDED BYLAWS OF

SUPERIOR SILVER MINES, INC.

ARTICLE  I.

OFFICES

1.1

Registered Office and Registered Agent.  The registered office of the corporation shall be located in the State of Idaho at such place as may be fixed from time to time by the Board of Directors ("Board") upon filing of such notices as may be required by law, and the registered agent shall have a business office identical with such registered office.  Any change in the registered agent or registered office shall be effective upon filing such change with the Office of the Secretary of State of the State of Idaho.

1.2

Other Offices.  The corporation may have other offices within or outside the State of Idaho at such place or places as the Board may from time to time determine.

ARTICLE II.

SHAREHOLDERS

2.1

Meeting Place.  All meetings of the shareholders shall be held at the principal place of business of the corporation, or at such other place as shall be determined from time to time by the Board, and the place at which any such meeting shall be held shall be stated in the notice of the meeting.

2.2

Annual Meeting.  The annual meeting of the shareholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held on the last Tuesday in October (or the next business day should this date fall on a holiday or nonworking day), or at such other time as the Board of Directors may determine from time to time.  If the annual meeting of the shareholders is not held within any thirteen (13) month period, the District Court of the county where the corporation’s principal office is located or, if none in the state of Idaho, its registered office may, on the application of any shareholder for a Writ of Mandamus, summarily order a meeting to be held.

2.3           Special Meetings.  Special meetings of the shareholders for any purpose may be called at any time by the President, Board, or the holders of not less than one-tenth (1/10) of all shares entitled to vote at the meeting.

2.4

Court Ordered Meeting. (1) The Idaho district court of the county where a corporation's principal office, or, if none in this state, its registered office, is located may summarily order a meeting to be held:  (a)  On application of any shareholder of the corporation entitled to participate in an annual meeting if an annual meeting was not held within thirteen (13) months after its last annual meeting; or  (b)  On application of a shareholder who signed a demand for a special meeting valid under section 30-1-702, Idaho Code, if:  (i)   Notice of the special meeting was not given within thirty (30) days after the date the demand was delivered to the corporation's secretary, or (ii)  The special meeting was not held in accordance with the notice.  (2)  The court may fix the time and place of the meeting, determine the shares entitled to participate in the meeting, specify a record date for determining shareholders entitled to notice of and to vote at the meeting, prescribe the form and content of the meeting notice, fix the quorum

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required for specific matters to be considered at the meeting, or direct that the votes represented at the meeting constitute a quorum for action on those matters, and enter other orders necessary to accomplish the purpose or purposes of the meeting.

2.5

Notice.

(a)

Notice of the date, time and place of the annual meeting of shareholders shall be given by delivering personally or by mailing a written or printed notice of the same, at least ten (10) days, and not more than sixty (60) days, prior to the meeting to each shareholder of record entitled to vote at such meeting.

(b)

At least ten (10) days and not more than sixty (60) days prior to the meeting, written or printed notice of each special meeting of shareholders, stating the date, place, day and hour of such meeting, and the purpose or purposes for which the meeting is called, shall be delivered personally, or mailed to each shareholder of record entitled to vote at such meeting.

2.6

Voting Record.  At least ten (10) days before each meeting of shareholders, a complete record of the shareholders entitled to vote at such meeting, or any adjournment thereof, shall be made, arranged in alphabetical order, with the address of and number of shares held by each, which record shall be kept on file at the registered office of the corporation for a period of ten (10) days prior to such meeting.  The record shall be produced and kept open at the time and place of such meeting for the inspection of any shareholder.  Failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

An officer or agent having charge of the stock transfer books who shall fail to prepare the record of shareholders, or keep it on file for a period of ten (10) days, or produce and keep it open for inspection at the meeting, as provided in this Section, shall be liable to any shareholder suffering damages on account of such failure to the extent of such damages.

2.7

Quorum.  Except as otherwise provided in the Articles of Incorporation or required by law:

(a)

A quorum at any annual or special meeting of shareholders shall consist of shareholders representing, either in person or by proxy, a majority of the outstanding shares of the corporation, entitled to vote at such meeting.

(b)

The votes of a majority in interest of those present at any properly called meeting or adjourned meeting of shareholders at which a quorum as in this Section defined is presented, shall be sufficient to transact business.

2.8

Voting of Shares.  Except as otherwise provided in these Bylaws or to the extent that voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation, each shareholder, on each matter submitted to a vote at a meeting of shareholders, shall have one vote for each share registered in the shareholder's name on the books of the corporation.

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2.9

Closing of Transfer Books and Fixing Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend or in order to make a determination of shareholders for any other proper purpose, the Board may provide that the stock transfer books shall be closed for a stated period not to exceed sixty (60) days nor to be less than ten (10) days preceding such meeting.  In lieu of closing the stock transfer books, the Board may fix in advance a record date for any such determination of shareholders, such date to be not more than seventy (70) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.  If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made, as provided in this Section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

2.10

Proxies.  A shareholder may vote either in person or by proxy executed in writing by the shareholder, or his duly authorized attorney-in-fact.  No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.  Any proxy regular on its face shall be presumed to be valid.

2.11

Action by Shareholders Without a Meeting.  Any action required or which may be taken at a meeting of shareholders of the corporation may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.  Such consent shall have the same force and effect as a unanimous vote of shareholders.

2.12

Waiver of Notice.  A waiver of any notice required to be given any shareholders, signed by the person or persons entitled to such notice, whether before or after the time stated therein for the meeting, shall be equivalent of the giving of such notice.

2.13

Action of Shareholders by Communication Equipment.  Shareholders may participate in a meeting of shareholders by means of a conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other at the same time.  Participation by such means shall constitute presence in person at a meeting.

2.14

Voting of Shares by Certain Holders.  Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name.  Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no

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trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

ARTICLE III.

SHARES

3.1

Issuance of Shares.  No shares of the corporation shall be issued unless authorized by the Board.  Such authorization shall include the maximum number of shares to be issued and the consideration to be received for each share.  No certificate shall be issued for any share until such share is fully paid.

3.2

Certificates for Shares.  Certificates representing shares of the corporation shall be in such form as shall be determined by the Board.  Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary.  The signatures of such officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation.  Certificates for shares shall be consecutively numbered or otherwise identified.  The name and address of the person to whom the shares represented thereby are issued, with the number of shares or other identification and date of issue, shall be entered on the share transfer books of the corporation.  All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board may prescribe.  Each certificate representing shares shall state upon the face thereof:

(a)

The name of the issuing corporation.

(b)

That the corporation is organized under the laws of the State of Idaho.

(c)

The name of the person to whom issued.

(d)

The number and class of shares; and the designation of the series, if any, which such certificates represent.

(e)

If the issuing corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series and the board's authority to determine variations for future series must be summarized on the front or back of each certificate.

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Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder this information on request in writing and without charge.

3.3

Transfers.

(a)

Transfers of stock shall be made only upon the share transfer books of the corporation, kept at the registered office of the corporation or at its principal place of business, or at the office of its transfer agent or registrar, and before a new certificate is issued the old certificate shall be surrendered for cancellation.  The Board may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register, and to record transfers of shares therein.

(b)

Shares shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate or an assignment separate from certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the holder of said certificate.  No shares of stock shall be transferred on the books of the corporation until the outstanding certificates therefor have been surrendered to the corporation.

3.4

Registered Owner. Registered shareholders shall be treated by the corporation as the holders in fact of the stock standing in their respective names and the corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided below or by the laws of the State of Idaho.  The Board may adopt by resolution a procedure whereby a shareholder of the corporation may certify in writing to the corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons.  The resolution shall set forth:

(a)

The classification of shareholder who may certify;

(b)

The purpose or purposes for which the certification may be made;

(c)

The form of certification and information to be contained therein;

(d)

If the certification is with respect to a record date or closing of the share transfer books, the date within which the certification must be received by the corporation; and

(e)

Such other provisions with respect to the procedure as are deemed necessary or desirable.

Upon receipt by the corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

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3.5

Mutilated, Lost or Destroyed Certificates.  In case of any mutilation, loss or destruction of any certificate of stock, another may be issued in its place on proof of such mutilation, loss or destruction.  The Board may impose conditions on such issuance and may require the giving of a satisfactory bond or indemnity to the corporation in such sum as they might determine or establish such other procedures as they deem necessary.

3.6

Fractional Shares or Scrip.  The corporation may: (a) issue fractions of a share which shall entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation; (b) arrange for the disposition of the fractional interests by those entitled thereto; (c) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such shares are determined; or (d) issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share.  The Board may cause such scrip to be issued subject to the condition that it shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the condition that the shares for which such scrip is exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of such scrip, or subject to any other conditions which the Board may deem advisable.

3.7

Share of Another Corporation.  Shares owned by the corporation in another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Board may determine or, in the absence of such determination, by the President of the corporation.

3.8

Issuance/Consideration.

(a)

Shares may be issued at a price determined by the Board of Directors, or the Board may set a minimum price or establish a formula or method by which the price may be determined.

(b)

Consideration for shares may consist of cash, promissory notes, services performed, contracts for services to be performed, or any other tangible or intangible property.  If shares are issued for other than cash, the Board of Directors shall determine the value of the consideration.

(c)

Shares issued when the corporation receives the consideration determined by the Board are validly issued, fully paid and nonassessable.

(d)

A good faith judgment of the Board of Directors as to the value of the consideration received for shares is conclusive.

(e)

The corporation may place shares issued for a contract for future services or a promissory note in escrow, or make other arrangements to restrict the transfer of the shares, and make credit distributions in respect of the shares against their purchase price, until the services are performed or the note is paid.  If the services are not performed or the note is not paid, the shares escrowed or restricted and the distributions credited maybe cancelled in whole or in part.

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3.9

Restriction on Transfer.  All certificates representing unregistered shares of the corporation shall bear the following legend on the face of the certificate or on the reverse of the certificate if a reference to the legend is contained on the face:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES OR (B) THIS CORPORATION RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES (CONCURRED IN BY LEGAL COUNSEL FOR THIS CORPORATION) STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION OR THIS CORPORATION OTHERWISE SATISFIED ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION. NEITHER THE OFFERING OF THE SECURITIES NOR ANY OFFERING MATERIALS HAVE BEEN REVIEWED BY ANY ADMINISTRATOR UNDER THE SECURITIES ACT OF 1933, OR ANY APPLICABLE STATE LAW. THE TRANSFER AGENT HAS BEEN ORDERED TO EFFECTUATE TRANSFERS OF THIS CERTIFICATE ONLY IN ACCORDANCE WITH THE ABOVE INSTRUCTIONS.

ARTICLE IV.

BOARD OF DIRECTORS

4.1

Number and Powers.  All corporate powers shall be exercised by or under the authority of, and the business and affairs of a corporation shall be managed under the direction of the Board, except as may be otherwise provided in the Articles of Incorporation.  The Board shall consist of not less than one (1) persons nor more than fifteen (15) persons, who shall be elected for a term of one (1) year, and shall hold office until their successors are elected and qualify.  Directors need not be shareholders or residents of the State of Idaho.  In addition to the powers and authorities expressly conferred upon the corporation by these Bylaws and the Articles of Incorporation, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

4.2

Change of Number.  Any vacancy occurring in the Board, whether caused by resignation, death or otherwise, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board.  A director elected to fill any vacancy shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified.  Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board for a term of office continuing only until the next election of directors by the shareholders.

4.3

Removal of Directors.  At a meeting of shareholders called expressly for that purpose, the entire Board, or any member thereof, may be removed, with or without cause. A

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director may be removed only if the number of votes cast to remove him exceeds the number of votes cast not to remove him.

4.4

Regular Meetings.  Regular meetings of the Board or any committee designated by the Board may be held without notice at the principal place of business of the corporation or at such other place or places, either within or without the State of Idaho, as the Board or such committee, as the case may be, may from time to time designate.  The annual meeting of the Board shall be held without notice immediately after the adjournment of the annual meeting of shareholders.

4.5

Special Meetings.

(a)

Special meetings of the Board may be called at any time by the President, Secretary or by any one director, to be held at the principal place of business of the corporation or at such other place or places as the Board or the person or persons calling such meeting may from time to time designate.

(b)

Special meetings of any committee may be called at any time by such person or persons and with such notice as shall be specified for such committee by the Board or, in the absence of such specification, in the manner and with the notice required for special meetings of the Board.

4.6

Notice of Special Meetings.  Written notice of each special meeting of the Board shall be delivered personally, telegraphed or mailed to each director at his address shown on the records of the corporation at least two (2) days before the meeting.  Notice shall be effective upon delivery at such address, provided that notice by mail shall also be deemed effective if deposited in the United States mail properly addressed with postage prepaid at least five (5) days before the meeting, and notice by telegraph shall also be deemed effective if the content thereof is delivered to the telegraph company at least three (3) days before the meeting.  Neither the business to be transacted at nor the purpose of any special meeting need be specified in the notice of such meeting.

4.7

Quorum.  A majority of the directors shall constitute a quorum for the transaction of business at any Board meeting, but if less than a majority is present at a meeting, a majority of the directors may adjourn the meeting from time to time without further notice.

4.8

Manner of Acting.  The act of the majority of the directors present at a meeting at which there is a quorum shall be the act of the Board.

4.9

Waiver of Notice.

(a)

Whenever any notice is required to be given to any director or a committee member under the provisions of these Bylaws, the Articles of Incorporation or the Idaho Business Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board or a committee need be specified in the waiver of notice of such meeting.

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(b)

The attendance of a director or a committee member at a meeting shall constitute a waiver of notice of such meeting, except where the director or a committee member attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

4.10

Presumption of Assent  A director of the corporation present at a Board meeting at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting, or unless he files his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or unless he forwards such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

4.11

Resignation.  Any director may resign at any time by delivering written notice to the President or the Secretary, or to the registered office of the corporation, or by giving oral notice at any meeting of the directors or shareholders.

4.12

Executive and Other Committees.  The Board, by resolution adopted by a majority of the full board of directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution of the Articles of Incorporation or these Bylaws, shall have and may exercise all the authority of the Board, except that no such committee shall have the authority to:  (1) declare dividends, except at a rate or in periodic amount determined by the Board; (2) approve or recommend to shareholders actions or proposals required by this title to be approved by shareholders; (3) fill vacancies on the Board or any committee thereof; (4) amend the Bylaws; (5) authorize or approve the reacquisition of shares unless pursuant to general formula or method specified by the Board; (6) fix compensation of any director for serving on the Board or on any committee; (7) approve a plan of merger, consolidation, or exchange of shares not requiring shareholder approval; (8) reduce earned or capital surplus; or (9) appoint other committees of the Board or the members thereof.

4.13

Remuneration.  By Board resolution, directors and committee members may be paid their expenses, if any, of attendance at each Board or committee meeting, or a fixed sum for attendance at each Board or committee meeting, or a stated salary as director or a committee member, or a combination of the foregoing.  No such payment shall preclude any director or committee member from serving the corporation in any other capacity and receiving compensation therefor.

4.14

Loans to Directors - Guarantees of Obligations of Director.  A corporation may not lend money to or guarantee the obligation of a director of the corporation.

4.15

Action by Directors Without a Meeting.  Any action required or which may be taken at a meeting of the directors, or of a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken or to be taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be.  Such consent shall have the same effect as a unanimous vote.

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4.16

Participation of Directors by Communication Equipment.  Members of the Board or committees designated by the Board may participate in a meeting of the Board or a committee by means of a conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other at the same time.  Participation by such means shall constitute presence in person at a meeting.

4.17

Duties of Directors.  A director of the corporation shall perform the duties of a director, including the duties as a member of any committee of the Board upon which the director may serve, in good faith, in a manner such director believes to be in the best interests of the corporation, and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.

In performing the duties of a director, a director shall be entitled to rely on information, opinion, reports, or statements, including financial statements and other financial data, in each case prepared or presented by:

(a)

One or more officers or employees of the corporation whom the director believes to be reliable and competent in the matter presented;

(b)

Counsel, public accountants, or other persons as to matters which the director believes to be within such person's professional or expert competence; or

(c)

A committee of the Board upon which the director does not serve, duly designated in accordance with a provision in the Articles of Incorporation or these Bylaws, as to matters within its designated authority, which committee the director believes to merit confidence; so long as, in any such case, the director acts in good faith, after reasonable inquiry when the need therefor is indicated by the circumstances and without knowledge that would cause such reliance to be unwarranted.

4.18

Liability of Directors in Certain Cases.  In addition to any other liabilities, directors shall be liable in the following circumstances unless they comply with the standard provided under Idaho law.

(a)

Directors of the corporation who vote for or assent to the declaration of any dividend or other distribution of the assets of the corporation to its shareholders contrary to the provisions of the Idaho Business Corporation Act (the "Act"), or contrary to any restrictions contained in the Articles of Incorporation, shall be jointly and severally liable to the corporation for the amount of such dividend which is paid or the value of such assets which are distributed in excess of the amount of such dividend or distribution which could have been paid or distributed without a violation of the provisions of the Act or the restrictions in the Articles of Incorporation.

(b)

Directors of this corporation who vote for or assent to the purchase of their own shares contrary to the provisions of the Act shall be jointly and severally liable to the corporation for the amount of consideration paid for such shares which is in excess of the maximum amount which could have been paid therefor without a violation of the provisions of the Act.

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(c)

Directors of the corporation who vote for or assent to any distribution of assets of the corporation to its shareholders during the liquidation of the corporation without the payment and discharge of, or making adequate provision for, all known debts, obligations, and liabilities of the corporation shall be jointly and severally liable to the corporation for the value of such assets which are distributed, to the extent that such debts, obligations, and liabilities of the corporation are not thereafter paid and discharged.

(d)

Directors of the corporation who vote for or assent to the making of a loan to an officer or director of the corporation, or the making of any loan secured by shares of the corporation, shall be jointly and severally liable to the corporation for the amount of such loan until the repayment thereof, unless approved by the shareholders.

Any director against whom a claim shall be asserted under or pursuant to this Section for the payment of a dividend or other distribution of assets of the corporation and who shall be held liable thereon, shall be entitled to contribution from the shareholders who accepted or received any such dividend or assets, knowing such dividend or distribution to have been made in violation of the Act, in proportion to the amounts received by them respectively.

Any director against whom a claim shall be asserted under or pursuant to this Section shall be entitled to contribution from the other directors who voted for or assented to the action upon which the claim is asserted and who did not comply with the standard provided in this Section for the performance of the duties of directors.

4.19

Corporation Transactions with Interested Director.

(1)

No contract or other transaction between the corporation and a director thereof, or between the corporation and any other corporation, firm, association or other entity in which a director of the corporation has a substantial financial interest, shall be either void or voidable for this reason alone, or by reason alone that such director is present at the meeting of the board, or of a committee thereof, which authorizes, approves or ratifies such contract or transactions, or that such director's vote is counted for such purpose:

(a)

If the material facts as to the contract or other transaction and as to such director's interest in such contract or transaction, or as to any such financial interest, are fully disclosed or known to the Board or committee, and the Board or committee authorizes, approves or ratifies such contract or transaction in good faith by a vote sufficient for such purpose without counting of such interested director, or if the votes of the disinterested directors are insufficient to constitute an act of the Board as defined under Idaho law, by unanimous vote of the disinterested directors; or

(b)

If the material facts as to the contract or other transaction and as to such director's interest in such contract or transaction, or as to any such financial interest, are fully disclosed or known to the shareholders entitled to vote thereon, and such contract or transaction is authorized, approved or ratified by the vote of the holders of a majority of the shares entitled to vote thereon, with the shares owned by the interested director not being entitled to vote thereon.

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(2)  If the material facts as to the contract or other transaction and as to such director's interest in such contract or transaction, or as to any such financial interest, are fully disclosed or known to the shareholders entitled to vote thereon, and such contract or transaction is authorized, approved or ratified by the vote of the holders of a majority of the shares entitled to vote thereon, including the vote of shares owned by the interested director, the corporation may avoid the contract or transaction if it sustains the burden of proving that the contract or transaction was not fair and reasonable to the corporation at the time it was authorized, approved or ratified by the shareholders.

(3)  If the material facts as to the contract or other transaction or as to such director's interest in such contract or transaction, or as to any such financial interest, were not fully disclosed or known to the Board, committee or shareholders authorizing, approving or ratifying such contract or transaction, or if the contract or transaction was not authorized, approved or ratified in the manner described in subparagraphs (1)(a) or (1)(b), or in paragraph (2), the corporation may avoid the contract or transaction unless the person asserting the validity of the contract or transaction sustains the burden of proving that the contract or transaction was fair and reasonable to the corporation at the time it was authorized, approved, or ratified by the Board, committee or shareholders, or that the contract or transaction was fair and reasonable to the corporation at the time it was entered into, if the contract or transaction was never authorized, approved, or ratified by the Board, a committee or the shareholders.

(4)

For the purposes of this Section:

(a)

"Substantial financial interest" shall exclude the interest of a person in a corporation, firm, association, or other entity solely by reason of being a director, an officer or an employee, or their equivalents, thereof,

(b)

A director is not interested in a resolution fixing the compensation of another director as a director, an officer or an employee of the corporation, notwithstanding the fact that the first director is also receiving compensation from the corporation.

(c)

Any contract or transaction between a corporation and a person, corporation, firm, association, or other entity made in the ordinary course of business at standard prices, or on terms not less favorable to the corporation than those offered by the person, corporation, firm, association, or other entity to others, shall be prima facie fair and reasonable.

(5)

Interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes, approves, or ratifies such contract or transaction and their shares may be counted in determining the presence of a quorum at a meeting of shareholders which authorizes, approves, or ratifies such contract or transaction.

4.20

Corporation Transactions Involving Common Directorships.

(1)

No contract or other transaction between a corporation and any other corporation, firm, association, or other entity of which one of its directors is a director, an officer or an employee, or their equivalents, shall be either void or voidable for this reason alone, or by

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reason alone that such director is present at the meeting of the Board or a committee thereof which authorizes, approves or ratifies the contract or transaction, or that such director's vote is counted for such purpose:

(a)

If the material facts as to the contract or other transaction and as to the director's relationship with the other entity are fully disclosed or known to the Board or committee, and the Board or committee authorizes, approves, or ratifies the contract or transaction in good faith by a vote sufficient for such purpose without counting the vote of the director who is a director, an officer, or an employee of the other entity, or if the votes of unrelated directors are insufficient to constitute an act of the Board by a majority vote of unrelated directors; or

(b)

If the material facts as to the contract or other transaction and as to the director's relationship with the other entity are fully disclosed or known to the shareholders entitled to vote thereon, and such contract is authorized, approved or ratified by the vote of the holders of a majority of the shares entitled to vote thereon.

(2)

If the material facts as to the contract or transaction or as to the director's relationship to the other entity were not fully disclosed or known to the Board, committee or shareholders, or if the contract or transaction was not authorized, approved or ratified in the manner described in subparagraphs (1)(a) or (1)(b), the corporation may avoid the contract or transaction if it sustains the burden of proving that the contract or transaction was not fair and reasonable to the corporation at the time that it was authorized, approved or ratified by the Board, committee or shareholders, or that the contract or transaction was not fair and reasonable to the corporation at the time that it was authorized, approved or ratified by the Board, committee or shareholders, or that the contract or transaction was not fair and reasonable to the corporation at the time it was entered into, if the contract or transaction was never authorized, approved, or ratified by the Board, a committee or the shareholders.

(3)

Directors who are directors, officers, or employees of another entity may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes, approves or ratifies a contractor transaction with such other entity, and shares owned by such directors maybe counted in determining the presence of a quorum at a meeting of shareholders which authorizes, approves or ratifies such a contract or transaction.

ARTICLE V.

OFFICERS

5.1

Designations.  The officers of the corporation shall be a President, one or more Vice Presidents (one or more of whom may be Executive Vice Presidents), a Secretary and a Treasurer, and such Assistant Secretaries and Assistant Treasurers as the Board may designate, who shall be elected for one year by the directors at their first meeting after the annual meeting of shareholders, and who shall hold office until their successors are elected and qualify.  Any two or more offices may be held by the same person.

5.2

The President.  The President shall preside at all meetings of shareholders and directors, shall have general supervision of the affairs of the corporation, and shall perform all such other duties as are incident to such office or are properly required of the President by the Board.

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5.3

Vice Presidents.  During the absence or disability of the President, the Executive Vice Presidents, if any, and the Vice Presidents in the order designated by the Board, shall exercise all the functions of the President. Each Vice President shall have such powers and discharge such duties as may be assigned to the Vice President from time to time by the Board.

5.4

Secretary and Assistant Secretaries.  The Secretary shall issue notices for all meetings, except for notices for special meetings of the shareholders and special meetings of the directors which are called by the requisite number of shareholders or directors, shall keep minutes of all meetings, shall have charge of the seal and the corporate books, and shall make such reports and perform such other duties as are incident to such office, or are properly required of the Secretary by the Board.  The Assistant Secretary, or Assistant Secretaries, in the order designated by the Board, shall perform all of the duties of the Secretary during the absence or disability of the Secretary, and at other times may perform such duties as are directed by the President or the Board.

5.5

The Treasurer.  The Treasurer shall have the custody of all monies and securities of the corporation and shall keep regular books of account.  The Treasurer shall disburse the funds of the corporation in payment of the just demands against the corporation or as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Board from time to time, as may be required of the Treasurer, an account of all such transactions as Treasurer and of the financial condition of the corporation.  The Treasurer shall perform such other duties incident to such office or that are properly required of the Treasurer by the Board.  The Assistant Treasurer, or Assistant Treasurers in the order designated by the Board, shall perform all of the duties of the Treasurer in the absence or disability of the Treasurer, and at other times may perform such other duties as are directed by the President or the Board.

5.6

Delegation.  In the case of absence or inability to act of any officer of the corporation and of any person herein authorized to act in such person's place, the Board may from time to time delegate the powers or duties of such officer to any other officer or any director or other person whom it may select.

5.7

Vacancies.  Vacancies in any office arising from any cause may be filled by the Board at any regular or special meeting of the Board.

5.8

Other Officers.  The Board may appoint such other officers and agents as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

5.9

Loans.  No loans shall be made by the corporation to any officer.

5.10

Term-Removal.  The officers of the corporation shall hold office until their successors are chosen and qualify.  Any officer or agent may be removed by the Board whenever in its judgment the best interest of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

5.11

Bonds.  The Board may, by resolution, require any and all of the officers to give bonds to the corporation, with sufficient surety or sureties, conditioned for the faithful

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performance of the duties of their respective offices, and to comply with such other conditions as may from time to time be required by the Board.

5.12

Salaries.  The salaries, if any, of the officers shall be fixed from time to time by the Board, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

ARTICLE VI.

DIVIDENDS AND FINANCE

6.1

Dividends.  The Board may, from time to time, declare and the corporation may pay dividends on its outstanding shares in cash, property, or its own shares, except when the corporation is insolvent or when the payment thereof would render the corporation insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the Articles of Incorporation subject to the following provisions:

(1)

Except as otherwise provided in this Section, dividends may be declared and paid in cash or property only out of:

(a)

The unreserved and unrestricted net earned surplus of the corporation, or

(b)

The unreserved and unrestricted net earnings of the current fiscal year and the next preceding fiscal year taken as a single period.  No dividend out of unreserved and unrestricted net earnings so computed shall be paid which would reduce the net assets of the corporation below the aggregate preferential amount payable in the event of voluntary liquidation to the holders of shares having preferential rights to the assets of the corporation in the event of liquidation.

(2)

Dividends may be declared and paid in its own treasury shares.

(3)

Dividends may be declared and paid in its own authorized but unissued shares out of any unreserved and unrestricted surplus of the corporation upon the following conditions:

(a)

If a dividend is payable in its own shares having a par value, such shares shall be issued at not less than the par value thereof and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate par value of the shares to be issued as a dividend.

(b)

If a dividend is payable in its own shares without par value, such shares shall be issued at such stated value as shall be fixed by the Board by resolution adopted at the time such dividend is declared, and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate stated value so fixed in respect of such shares; and the amount per share so transferred to stated capital shall be disclosed to the shareholders receiving such dividend concurrently with the payment thereof.

6.2

Reserves.  Before making any distribution of earned surplus, there may be set aside out of the earned surplus of the corporation such sum or sums as the directors from time to

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time in their absolute discretion deem expedient as a reserve fund to meet contingencies, or for equalizing dividends, or for maintaining any property of the corporation, or for any other purpose; and any earned surplus of any year not distributed as dividends shall be deemed to have been thus set apart until otherwise disposed of by the Board.

6.3

Depositories.  The monies of the corporation shall be deposited in the name of the corporation in such bank or banks or trust company or trust companies as the Board shall designate, and shall be drawn out only by check or other order for payment of money signed by such persons and in such manner as may be determined by resolution of the Board.

ARTICLE VII.

NOTICES

Except as may otherwise be required by law, any notice to any shareholder or director may be delivered personally or by mail.  If mailed, the notice shall be deemed to have been delivered when deposited in the United States mail, addressed to the addressee at his last known address in the records of the corporation, with postage thereon prepaid.

ARTICLE VIII.

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

8.1

Definitions.

(a)

"Director" means any person who is or was a director of the corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan.

(b)

"Corporation" includes any domestic or foreign predecessor entity of the corporation in a merger, consolidation, or other transaction in which the predecessor's existence ceased upon consummation of such transaction.

(c)

"Expenses" includes attorneys' fees.

(d)

"Official capacity" means:  (i) When used with respect to a director, the office of director in the corporation, and (ii) when used with respect to a person other than a director as contemplated in Section 8.10 of this Article, the elective or appointive office in the corporation held by the officer or the employment or agency relationship undertaken by the employee or agent in behalf of the corporation, but in each case does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, other enterprise, or employee benefit plan.

(e)

"Party" includes a person who was, is, or is threatened to be, made a named defendant or respondent in a proceeding.

(f)

"Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative.

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8.2

Director Indemnification.  The corporation shall indemnify any person made a party to any proceeding (other than a Proceeding referred to in Section 8.3 of this Article), by reason of the fact that he is or was a director, against judgments, penalties, fines, settlements and reasonable Expenses actually incurred by him in connection with such Proceeding if:

(a)

He conducted himself in good faith, and:  (i) in the case of conduct in his own official capacity with the corporation, he reasonably believed his conduct to be in the corporation's best interests, or (ii) in all other cases, he reasonably believes his conduct to be at least not opposed to the corporation's best interests; and

(b)

In the case of any criminal Proceeding, he had no reasonable cause to believe his conduct was unlawful.

The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself be determinative that the person did not meet the requisite standard of conduct set forth in this subsection.

8.3

Expenses.  The corporation shall indemnify any person made a party to any proceeding by or in the right of the corporation, by reason of the fact that he is or was a director, against reasonable expenses actually incurred by him in connection with such proceeding if he conducted himself in good faith, and:

(a)

In the case of conduct in his official capacity with the corporation, he reasonably believed his conduct to be in its best interests; or

(b)

In all other cases, he reasonably believed his conduct to be at least not opposed to its best interests; provided that no indemnification shall be made pursuant to this Section in respect of any proceeding in which such person shall have been adjudged to be liable to the corporation.

8.4

Exclusion.  A director shall not be indemnified under Section 8.2 or 8.3 of this Article in respect to any Proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he shall have been adjudged to be liable on the basis that personal benefit was improperly received by him.

8.5

Court Authority.  Unless otherwise limited by the Articles of Incorporation:

(a)

A director who has been wholly successful, on the merits or otherwise, in the defense of any proceeding referred to in Section 8.2 or 8.3 of this Article shall be indemnified against reasonable expenses incurred by him in connection with the proceeding; and

(b)

A court of appropriate jurisdiction upon application of a director and such notice as the court shall require shall have authority to order indemnification in the following circumstances:  (i) if the court determines a director is entitled to reimbursement under (a) of this subsection, the court shall order indemnification, in which case the director shall be entitled to recover the expenses of securing such

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reimbursement; or (ii) if the court determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he has met the standards set forth in Section 8.2 or 8.3 of this Article or has been adjudged liable under Section 8.4 of this Article, the court may order such indemnification as the court shall deem proper, except that indemnification with respect to any proceeding referred to in Section 8.3 of this Article and with respect to any proceedings in which liability shall have been adjudged pursuant to Section 8.4 of this Article shall be limited to Expenses.

8.6

Corporate Approval.  No indemnification under Section 8.2 or 8.3 of this Article shall be made by the corporation unless authorized in the specific case after a determination that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in the applicable Section.  Such determination shall be made:

(a)

By the Board by a majority vote of a quorum consisting of directors not at the time parties to such proceedings; or

(b)

If such a quorum cannot be obtained, then by a majority vote of a committee of the Board, duly designated to act in the matter by a majority vote of the full Board (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to such proceeding; or

(c)

In a written opinion by legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services within the past three years for the corporation or any party to be indemnified, selected by the Board or a committee thereof by vote as set forth in (a) or (b) of this subsection, or if the requisite quorum of the full Board cannot be obtained therefor and such committee cannot be established, by a majority vote of the full Board (in which selection directors who are parties may participate); or

(d)

By the shareholders.

Authorization of indemnification and determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by such legal counsel, authorization of indemnification and determination as to reasonableness of expenses shall be made in a manner specified in (c) of this Section for the selection of such counsel.  Shares held by directors who are parties in the proceeding shall not be voted on the subject matter under this subsection.

8.7

Expenses Prior to Final Disposition.  Reasonable expenses incurred by a director who is party to a proceeding may be paid or reimbursed by the corporation in advance of the final disposition of such Proceeding:

(a)

Upon receipt by the corporation of a written undertaking by or on behalf of the director to repay such amount if it shall ultimately be determined that the director has not met the standard of conduct necessary for indemnification by the corporation as authorized by this section; and

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(b)

Either:

(i)

After a determination, made in the manner specified by Section 8.6 of this Article, that the information then known to those making the determination (without undertaking further investigation for purposes thereof) does not establish that indemnification would not be permissible under Section 8.2 or 8.3 of this Article; or

(ii)

Upon receipt by the corporation of a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation as authorized in this section.

The undertaking required by (a) of this subsection shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make the repayment.

Payments under this subsection may be authorized in the manner specified in Section 8.6 of this Article.

8.8

Intentional Acts.  Any corporation shall have power to make or agree to any further indemnity, including advance of expenses, to any director that is authorized by the articles of incorporation, any bylaw adopted or ratified by the shareholders, or any resolution adopted or ratified, before or after the event, by the shareholders, provided that no such indemnity shall indemnify any director from or on account of acts or omissions of such director finally adjudged to be intentional misconduct or a knowing violation of law, or from or on account of conduct of such director finally adjudged to be in violation of, from or on account of any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.  Unless the articles of incorporation, or any such bylaw or resolution provide otherwise, any determination as to any further indemnity shall be made in accordance with Section 8.6 of this Article.  Each such indemnity may continue as to a person who has ceased to be a director and may inure to the benefit of the heirs, executors, and administrators of such a person.

8.9

Officer Indemnification.  For purposes of this Article, the corporation shall be deemed to have requested a director to serve an employee benefit plan where the performance by him of his duties to the corporation also imposes duties on, or otherwise involves services by, him to the plan or participants or beneficiaries of the plan; excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law shall be deemed "fines"; and action taken or omitted by him with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

8.10  Insurance.  The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as an officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against him and incurred by him in any such capacity or arising

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out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

8.11

Employee and Agent Indemnification.  The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as an officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

8.12

Indemnification Report.  Any indemnification of a director in accordance with this Article, including any payment or reimbursement of expenses, shall be reported to the shareholders with the notice of the next shareholders' meeting or prior thereto in a written report containing a brief description of the proceedings involving the director being indemnified and the nature and extent of such indemnification.

ARTICLE IX.

BOOKS AND RECORDS

The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board; and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.  Any books, records, and minutes may be in written form or any other form capable of being converted into written form within a reasonable time.

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ARTICLE X.

AMENDMENTS

10.1

By Shareholders.  These Bylaws may be altered, amended or repealed by the affirmative vote of a majority of the voting stock issued and outstanding at any regular or special meeting of the shareholders.

10.2

By Directors.  The Board shall have power to make, alter, amend and repeal the Bylaws of this corporation.  However, any such Bylaws, or any alteration, amendment or repeal of the Bylaws, may be changed or repealed by the holders of a majority of the stock entitled to vote at any shareholders' meeting.

10.3

Emergency Bylaws.  The Board may adopt emergency Bylaws, to repeal or change by action of the shareholders, which shall be operative during any emergency in the conduct of the business of the corporation resulting from an attack on the United States or any nuclear or atomic disaster.

ARTICLE XI.

CONTROL SHARE ACQUISITION ACT

The Corporation chooses not to be subject to the provisions of the Control Share Acquisition Act of the Idaho Statutes.

ARTICLE XII.

BUSINESS COMBINATIONS ACT

The corporation elects not to be subject to the provisions of the Business Combinations Act of the Idaho Statutes.

ARTICLE XIII

APPROVAL OF A DOMESTICATION

The Corporation may, by affirmative vote of its Board of Directors, decide to domesticate this corporation in any state of the United States. The Board of Directors may proceed to implement its decision by instructing the appropriate officers of the corporation to carry out domestication in accordance with applicable law. Shareholder approval of the Board’s decision to domesticate is not required.

Adopted by resolution of the corporation's Board on the 21st  day of December 2010.

__________________________________

     Dennis O’Brien, Secretary

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